                                                                EXHIBIT 1


                           STERLING BANCSHARES, INC.
                           (a Texas Corporation); and

                      Sterling Bancshares Capital Trust I
                     (a Delaware statutory business trust)

                                   $1,000,000

                 _____% [Cumulative] Trust Preferred Securities

                             UNDERWRITING AGREEMENT


                                                                    May __, 1997

LEGG MASON WOOD WALKER INCORPORATED
STIFEL, NICOLAUS & COMPANY
as the Underwriters,
 c/o Legg Mason Wood Walker Incorporated
1747 Pennsylvania Avenue, N.W.
Washington, D.C.  20006
Attention:                                 , Managing Director

Ladies and Gentlemen:

         Sterling Bancshares Capital Trust I (the "Trust"), a statutory business trust organized under the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Delaware Act"), and Sterling Bancshares, Inc., a Texas corporation (the "Company" and together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Legg Mason Wood Walker Incorporated ("Legg Mason") and Stifel, Nicolaus & Company (each, an "Underwriter", and together, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 of this Agreement), with respect to the issuance and sale by the Trust, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of __% [Cumulative] Trust Preferred Securities (liquidation amount $25 per preferred security) set forth in Schedule A hereto and the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) of this Agreement to purchase all or any part of __________ additional Preferred Securities to cover overallotments, if any. In this Agreement, the 1,000,000 preferred securities (the





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"Initial Preferred Securities") to be purchased by the Underwriters and all or any part of the ________ preferred securities subject to the option described in Section 2(b) of this Agreement (the "Optional Preferred Securities") are called, collectively, the "Preferred Securities." The Preferred Securities are more fully described in the Prospectus (as defined below).

         The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of Closing Time (as defined below) executed and delivered by the Company and Bankers Trust Company (the "Guarantee Trustee"), a New York banking corporation, not in its individual capacity but solely as trustee for the benefit of the holders from time to time of the Preferred Securities. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined in this Agreement), the Indenture (as defined in this Agreement), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Trust to purchase the __% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of Closing Time (the "Declaration"), among the Company, as Sponsor, Bankers Trust Company, as property trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware trustee (the "Delaware Trustee"), and George Martinez, Mark T. Giles and Michael A. Roy, as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of





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undivided beneficial interests in the assets of the Trust.  The Subordinated
Debentures will be issued pursuant to an indenture, to be dated as of Closing Time (the "Indenture"), between the Company and Bankers Trust Company, as debenture trustee (the "Debenture Trustee").

                 The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures are collectively referred to in this Agreement as the "Securities." The Indenture, the Declaration and this Agreement are collectively referred to in this Agreement as the "Operative Documents." Capitalized terms used in this Agreement without definition have the respective meanings specified in the Prospectus.

                 The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. _____) covering the registration of the Securities, the Preferred Securities Guarantee and the Subordinated Debentures under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective: (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is in this Agreement called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is in this Agreement called the "Registration Statement." Any registration statement filed pursuant to rule 462(b) of the 1933 Act Regulations is in this Agreement referred to as the "Rule 462(b) Registration Statement" and after such filing the term "Registration Statement" shall include the Rule 462(b)





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Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities is in this Agreement called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated May __, 1997 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references to this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus.


                 SECTION 1.  Representations and Warranties.

                          (a)     Offerors' Representations and Warranties.
The Offerors jointly and severally represent and warrant to each Underwriter as of the date of this Agreement and as of the Closing Time referred to in Section 2(c) of this Agreement and as of each Date of Delivery (if any) referred to in
Section 2(b) of this Agreement, and agree with each Underwriter as follows:

                                  (i) Compliance with Registration
Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated





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by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, if any, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by any Underwriter through Legg Mason expressly for use in the Registration Statement or Prospectus and (B) that part of the Registration Statement which shall constitute the Statements of Eligibility (Forms T-1) under the 1939 Act.

                                  Each preliminary prospectus and the
prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                                  (ii) Incorporated Documents.  The documents
incorporated or deemed to be incorporated by reference in the Registration





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Statement and Prospectus at the time they were or hereafter are filed with the
Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                                  (iii) Independent Accountants. The
accountants of the Company who certified the Company's historical consolidated and pro forma combined financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants of the Company within the meaning of the 1933 Act and the rules and regulations of the Commission under the 1933 Act Regulations. The accountants of First Houston Bancshares, Inc. ("First Houston") who certified the First Houston historical consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus are, to the knowledge of the Company, independent public accountants of First Houston within the meaning of the 1933 Act and the rules and regulations of the Commission under the 1933 Act Regulations.

                                  (iv)  Financial Statements. The consolidated
historical financial statements, together with the related schedules and notes, of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries, at the dates indicated and the statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly, in all material respects, the information required to be stated therein; and the summary financial data included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum. The pro forma combined





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financial statements of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information relating to the Company, and to the Company's knowledge, the information relating to First Houston shown therein, have been prepared in accordance with the rules for pro forma financial statements set forth in Regulation S-X promulgated by the Commission ("Regulation S-X") and applicable Commission guidelines and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be restated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                                  (v)  No Material Adverse Change in Business.
Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
(A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Trust, the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Trust, or the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular dividends on the Company's common stock.


                                  (vi)  Good Standing of the Company. The
Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has full corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted and described in the Prospectus and to enter into and perform its obligations under each of the Operative Documents to which it is a party.

                                  (vii)  Good Standing of the Bank.  Sterling
Bank (the "Bank") has been duly organized and is validly existing as a Texas state





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banking association and continues to do business as such and has full power and authority to conduct its business as such in each jurisdiction in which its banking business is conducted and as described in the Prospectus; and each of the Company and Sterling Bancorporation, Inc. is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act").

                                  (viii)  No Other Significant Subsidiaries.
There are no "significant subsidiaries" of the Company (as such term is defined in Rule 1-102 of Regulation S-X) other than the Bank. The subsidiaries of the Company other than the Bank considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                                  (ix)   Good Standing of the Subsidiaries.
Each of the Company's subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectus; and the Company and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                                  (x)  Capital Stock Duly Authorized and
Validly Issued. All of the issued and outstanding capital stock of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind; none of such outstanding shares of capital stock of the Company's subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any such subsidiary or under any agreement to which the Company or any of its subsidiaries is a party.

                                  (xi)  Capitalization. The authorized, issued
and outstanding capital stock of the Company as of March 31, 1997 is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (and there have not been any subsequent issuances of capital stock of the Company except for subsequent issuances, if any, pursuant to any dividend reinvestment plan, reservations, agreements, conversions, stock dividends or employee or





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director benefit plans); the issued and outstanding capital stock of the
Company has been duly authorized and validly issued and is fully paid and nonassessable and none of the capital stock of the Company was issued in violation of the preemptive rights of any shareholder of the Company.

                                  (xii)  Good Standing of the Trust. The Trust
has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Preferred Securities; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; and the Trust is and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                                  (xiii)  Authorization of Common Securities.
The Common Securities have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered by the Trust to the Company against payment therefor in accordance with the Common Securities Subscription Agreement, will be validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                                  (xiv)  Authorization of Preferred Securities.
At the Closing Time, the Preferred Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor as provided in this Agreement, will be validly issued and fully paid and non-assessable undivided beneficial ownership interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus. The issuance of the Preferred Securities will not be subject to preemptive or other similar rights.

                                  (xv)  Authorization of Agreement. This
Agreement has been duly authorized, executed and delivered by the Offerors.





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                                  (xvi)  Authorization of Declaration. The
Declaration has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, at the Closing Time, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (collectively, the "Enforceability Exceptions").

                                  (xvii)  Authorization of Guarantees. Each of
the Guarantees has been qualified under the 1939 Act and has been duly authorized by the Company; at the Closing Time, each of the Guarantees will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by any of the Enforceability Exceptions; and the Preferred Securities Guarantee will conform in all material respects to the description thereof in the Prospectus.

                                  (xviii)  Authorization of Indenture. The
Indenture has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions.

                                  (xix)  Authorization of Debentures. The
Subordinated Debentures have been duly authorized by the Company; at the Closing Time, the Subordinated Debentures, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and





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entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof in the Prospectus.

                                  (xx)  Authorization of Trustees. Each of the
Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to act in such capacity.

                                  (xxi)  Trust and Corporation Not Investment
Company. Neither the Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Prospectus under the caption "Use of Proceeds" neither the Trust nor the Company will be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                                  (xxii)  Accuracy of Disclosure. The Operative
Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

                                  (xxiii)  Absence of Defaults and Conflicts.
The Trust is not in violation of the trust certificate of the Trust filed with the State of Delaware (the "Trust Certificate") or the Declaration, and neither the Company nor any of its subsidiaries is in violation of its charter or by-laws; none of the Trust, the Company or any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and (A) the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, (B) the issuance, sale and delivery of the Preferred Securities, the Subordinated Debentures, the Preferred Securities Guarantee and the Common Securities Guarantee, (C) the consummation of (x) the transactions contemplated by the Operative Documents and (y) the merger (the "Merger") of First Houston with and into SBI Acquisition Corporation ("SBIAC"), a wholly-owned subsidiary of the Company pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 18, 1997 by and among the Company, SBIAC and First Houston (collectively, the "Merger





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
Parties"), and (D) compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, with respect to the matters described in sub-clauses (A), (B), (C)(x) and (D) of this Agreement, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and none of the actions referred to in sub-clauses (A) through (C) above violate, conflict with or constitute a breach of or, default or Repayment Event (as defined below), and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or equitable right upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, violations, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or the Declaration or the Trust Certificate or violation by the Company or any of its subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Texas Department of Banking, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation (each, a "Governmental Entity"). As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company or any of the Company's subsidiaries.

                                  (xxiv)  Absence of Labor Dispute. No labor
dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, has been threatened, which may reasonably be expected to result in a Material Adverse Effect.

                                  (xxv) Absence of Proceedings.  Except as
disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Trust or the Company, threatened, against the Trust or the Company or any of its subsidiaries or of which any of their respective property or assets is the





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
subject, which, individually or in the aggregate, in the reasonable judgment of the Trust or the Company might result in a Material Adverse Effect, or which in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder.

                                  (xxvi)  Absence of Further Requirements. No
filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company or the Trust of their respective obligations under each of the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents (including the Merger).

                                  (xxvii) Possession of Licenses and Permits.
The Trust, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them; the Trust, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Trust, the Company nor any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

                                  (xxviii)  Accuracy of Exhibits.  There are no
agreements, contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                                  (xxix)  Title to Property. The Company and
its subsidiaries have good and indefeasible title to all of their respective fee owned properties, in each case free and clear of all liens, encumbrances and defects, except as stated in the Prospectus including the documents incorporated therein by reference or to the extent the failure to have such title or the existence of such liens, encumbrances or defects would not have a Material Adverse Effect; and all of the leases and subleases material to the business of the Trust, and the Company and its subsidiaries considered as one enterprise, and under which the Offerors or any of the subsidiaries of the Company holds leasehold interests in any of the properties described in the Prospectus, are in full force and effect, and neither the Offerors nor any of the Company's subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or any of the Company's subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                                  (xxx)  Regulation M.  The Company has not
taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Securities.

                                  (xxxi)  Authorization of Merger Agreement.
The Merger Agreement has been duly authorized, executed and delivered by each of the Company and SBIAC and, assuming due authorization, execution and delivery thereof by First Houston, constitutes a valid, legal and binding agreement of the Company and SBIAC, enforceable against the Company and SBIAC in accordance with its terms except to the extent enforceability may be limited by the Enforceability Exceptions and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

                          (b)     Certificates.  Any certificate signed by any
Trustee of the Trust or any duly authorized officer of the Company or any subsidiary of the Company in such person's capacity as such officer and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Underwriters as to the matters covered thereby.


                 SECTION 2.  Sale and Delivery to Underwriters; Closing.

                          (a)     Initial Preferred Securities.  On the basis
of the representations and warranties contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price of $25 per Initial Preferred Security, the number of Initial Preferred Securities set forth in Schedule A opposite the name of that Underwriter, plus any additional number of Initial Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 of this Agreement, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities. As compensation to the Underwriters for their commitments under this Agreement and because the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures, the Company hereby agrees to pay at the Closing Time and at any Date of Delivery to the Underwriters by wire transfer of immediately available funds a commission of $______ per Preferred Security purchased by the Underwriters.

                 (b) Optional Preferred Securities. In addition, on the basis of the representations and warranties in this Agreement contained and subject to the terms and conditions set forth in this Agreement, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to _______ Optional Preferred Securities at the price per share set forth in the immediately preceding paragraph. The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Preferred Securities upon notice by the Underwriters to the Trust setting forth the number of Optional Preferred Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Preferred Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Optional Preferred Securities, each of the Underwriters, acting severally and not jointly, will purchase and the Trust agrees to sell to the Underwriters that proportion of the total number of Optional Preferred Securities to be sold by the Trust which the number of Initial Preferred Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Preferred Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

                 (c) Payment. Payment of the purchase price for, and delivery of certificates for the Initial Preferred Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Offerors, at 9:30 a.m., (Eastern time) on the third business day (or, if pricing occurs after 4:30 p.m. (Eastern time) on any given day, the fourth business day) after the date of this Agreement (unless postponed in accordance with the provisions of Section 10 of this Agreement), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being in this Agreement called the "Closing Time").

                 In addition, if any or all of the Optional Preferred Securities are purchased by the Underwriters, then payment of the purchase price for, and delivery of certificates for, such Optional Preferred Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Offerors on each Date of Delivery as specified in the notice from the Underwriters to the Offerors.

                 Payment shall be made to the Trust by wire transfer of immediately available funds, to the order of the Trust, to a bank designated by the Company, against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized Legg Mason, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Initial Preferred Securities and the Optional Preferred Securities, if any, which it has agreed to purchase. Legg Mason, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Preferred Securities or the Optional Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                 (d) Denominations; Registration. Certificates for the Initial Preferred Securities and the Optional Preferred Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one business day before the Closing Time or the relevant Date of

Delivery, as the case may be. All such certificates shall be made available for examination and packaging by the Underwriters in New York, New York not later than 10:00 a.m. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Offerors. The Offerors jointly and severally covenant with each Underwriter as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b) of this Agreement, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) Filing of Amendments. The Company and the Trust will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

                 (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwrites will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (d) Delivery of Prospectuses. The Offerors, as promptly as possible, will furnish to the Underwriters, without charge, such number of copies of the preliminary prospectus, the Final Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as the Underwriters may reasonably request, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) Continued Compliance with Securities Laws. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                 (f) Blue Sky Qualifications. The Company and the Trust will each use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                 (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                 (h) Notice and Effect of Material Events. The Offerors will immediately notify the Underwriters, and confirm such notice in writing, of (x) any filing made by the Offerors of information relating to the offering of the Preferred Securities with any securities exchange or any other regulatory body in the United States, and (y) prior to the completion of the distribution of the Preferred Securities by the Underwriters as evidenced by a notice in writing from the Underwriters to the Offerors, any Material Adverse Effect, which (i) makes any statement in the Prospectus false or misleading or
(ii) is not disclosed in the Prospectus. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or the Underwriters or counsel to the Underwriters, to amend or supplement the Final Prospectus in order that the Final Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Prospectus by preparing and furnishing to the Underwriters an amendment or amendments of, or a supplement or supplements to, the Final Prospectus (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, the Final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

                 (i) Ratings. The Offerors shall take all reasonable action necessary to enable Duff & Phelps Credit Rating Co. ("Duff & Phelps") to provide its credit rating of the Preferred Securities.

                 (j) DTC. The Offerors will cooperate with the Underwriters and use their reasonable commercial efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

                 (k) Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Preferred Securities, and the Company will use the net proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds."

                 (l) Listing. The Company will use its best efforts to effect the listing of the Preferred Securities on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If the Subordinated Debentures are distributed on the occurrence of a Tax Event (as defined in the Prospectus), the Company will use its best efforts to effect the listing of the Subordinated Debentures on NASDAQ on such other exchange where the Preferred Securities are listed.

                 (m) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Legg Mason, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or other-wise transfer or dispose of any Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively) or any capital stock of the Company, or any securities convertible into or exercisable or exchangeable for Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debenture, respectively) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively) or any capital stock of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Securities or Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Subordinated Debentures, respectively) or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Securities or Subordinated Debentures to be sold hereunder.

                 (n) Reporting Requirements. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                 (o) Furnish Reports. For and during the period ending three years after the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports and other communications (financial or otherwise) furnished by the Company to its securityholders generally and copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.


         SECTION 4.  Payment of Expenses.

                 (a) Expenses. The Company, as borrower under the Subordinated Debentures, will pay all expenses incident to the performance of its, and the Trust's, obligations under this Agreement, including (i) the preparation, printing and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Preferred Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) rating agency fees,
(vi) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents, (vii) the fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, (viii) the qualification of the Preferred Securities under securities laws in accordance with the provisions of Section 3(f) of this Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (ix) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, if any,
(x) the preparation, printing and delivery supplement thereto, if any, (xi) the fees and expenses of any transfer agent or registrar for the Preferred Securities, (xii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities, (xiii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debentures on NASDAQ, (xiv) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Subordinated Debentures, (xv) the fees and expenses of the Delaware Trustee and the Property Trustee, including the fees and disbursements of counsel for the Delaware Trustee and Property Trustee in connection with the Declaration and the Certificate of Trust, (xvi) the fees and expenses of the Guarantee Trustee,
(xvii) any fees and expenses in connection with the rating of the Preferred Securities and the Subordinated Debentures and (xviii) the cost and charges of qualifying the Preferred Securities with the Depositary Trust Company.

                 (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10 of this Agreement, the Company shall reimburse the Underwriters for all of its actual accountable out-of-pocket expenses, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.


                 SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 of this Agreement or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions this Agreement, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

                 (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430(a) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b)).

                 (b) Opinion of In-house Counsel for the Company. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Mr. Michael A. Roy, Esq., General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

                 (c) Opinion of Outside Counsel for Offerors. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Andrews & Kurth L.L.P., Houston, Texas, counsel for the Offerors, substantially in the form of Exhibit A to this Agreement. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

                 (d) Opinion of Special Counsel for Bankers Trust Company. At the Closing Time, the Underwriters shall have received the opinion, dated as of the Closing Time, of Seward & Kissel, counsel to Bankers Trust Company, as Property Trustee under the Declaration, Guarantee Trustee under the Preferred Securities Guarantee Agreement and Debenture Trustee under the Indenture, in form and substance reasonably satisfactory to counsel for the Underwriters.

                 (e) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of Andrews & Kurth L.L.P., Houston, Texas, special tax counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters and substantially to the effect that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and (ii) the statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" constitute a fair and accurate summary of the anticipated United States federal income tax consequences of the ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

                 (f) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

                 (g) Certificates. At the Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the Chief

Financial Officer or the chief accounting officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect,
(ii) the representations and warranties in Section 1 this Agreement were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

                 (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP (the "Accountants"), a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information included in the Prospectus.

                 (i) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from the Accountants a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                 (j) Maintenance of Rating. At the Closing Time, the Preferred Securities shall be rated at least BB by Duff & Phelps, and the Trust shall have delivered to the Underwriters a letter dated the Closing Time, from Duff & Phelps, or other evidence satisfactory to the Underwriters, confirming that the Preferred Securities have such a rating; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Preferred Securities or the rating assigned to any of the Company's other debt securities of the Company by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Preferred Securities or any other securities of the Company.

                 (k) Lender's Consent and Waiver. At the Closing Time, the Underwriters shall have received a letter from Wells Fargo Bank N.A. (the "Lender") consenting to (A) the issuance of the Subordinated Debentures and the Preferred Securities; (B) the execution and delivery of the Guarantees; and (C) the performance by the Company of its obligations thereunder and the transactions contemplated thereby and waiving the Lender's rights with respect to the Company's compliance or non-compliance with [Section 6] of the loan agreement dated November 24, 1993 between the Company, the Bank and the Lender (as from time to time amended).

                 (l) Approval of Listing. At the Closing Time, the Preferred Securities shall have been approved for listing on NASDAQ.

                 (m) Conditions to purchase of Optional Preferred Securities. In the event that the Underwriters exercise their option provided in Section 2(b) this Agreement to purchase all or any portion of the Optional Preferred Securities, the representations and warranties of the Company and the Trust contained in this Agreement and the statements in any certificates furnished by the Company and any Trustee hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                          (i)  Opinion of In-House Counsel for the Company.
         The favorable opinion of Mr. Michael A. Roy, Esq., General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effects as the opinion required by Section 5(b) of this Agreement.

                          (ii) Opinion of Outside Counsel for Offerors. The favorable opinion of Andrews & Kurth L.L.P., counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) of this Agreement.

                          (iii) Opinion of Special Counsel for Bankers Trust Company. The favorable opinion, dated such Date of Delivery, of Seward & Kissel, counsel to Bankers Trust Company, as Property Trustee under the Declaration, Guarantee Trustee under the Preferred
         Securities Guarantee Agreement and Debenture Trustee under the Indenture, in form and substance reasonably satisfactory to counsel for the Underwriters, relating to the Optional Preferred Securities to be Purchased on such Date of Deliv-ery and otherwise to the same effect as the opinion required by Section 5(d) of this Agreement.

                          (iv)  Opinion of Special Tax Counsel for the
         Offerors. The favorable opinion, dated such Date of Delivery, of Andrews & Kurth L.L.P., special tax counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) of this Agreement.

                          (v) Opinion of Counsel for the Underwriters. The favorable opinion, dated such Date of Delivery, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
         Section 5(f) of this Agreement.

                          (vi) Certificates. Certificates, dated such Date of Delivery, of the Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the Chief Financial Officer of the Company and a certificate of an Administrative Trustee of the Trust, confirming that the certificates delivered at the Closing Time pursuant to Section 5(g) this Agreement remain true and correct as of such Date of Delivery.

                          (vii) Bring-down Comfort Letter. A letter from the Accountants dated such Date of Delivery, in form and substance satisfactory to the Underwriters, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to
         Section 5(h) this Agreement, except that the specified date referred to shall be a date not more than five days prior to such Date of Delivery.

                 (n) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as in this Agreement contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Offerors, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                 (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 this Agreement and except that Sections 7 and 8 this Agreement shall survive any such termination and remain in full force and effect.

                 SECTION 6.  Indemnification.

                 (a) Indemnification of Underwriters. The Offerors agree to jointly and severally indemnify and hold harmless: (x) each of the Underwriters; (y) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any Underwriter (each such person, a "controlling person"); and (z) the respective partners, directors, officers, employees and agents of any Underwriter or any controlling person as follows:

                          (i)  against any and all loss, liability, claim,
damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement of a material fact contained in any preliminary prospectus or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii)  against any and all loss, liability, claim,
damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid by each such indemnified person in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section

6(d) below) any such settlement is effected with the written consent of the Offerors; and

                          (iii)  against any and all expense whatsoever, as
incurred (including subject to Section 6(c), the fees and disbursements of counsel chosen by Legg Mason), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
(i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Legg Mason and its counsel expressly for use in the Registration Statement (or any supplement or amendment thereto), including the Rule 430A Information an the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchases any of the Preferred Securities which are the subject thereof if (A) the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person, and (B) the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Company has previously furnished copies thereof to such Underwriter.

                 (b) Indemnification of Offerors, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, the Trust, each of the Trustees and each person, if any, who controls the Trust, any of the Trustees or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A

Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Legg Mason expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If an indemnifying party so elects within a reasonable time after receipt of such notice, an indemnifying party, severally or jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties defendant in such action, provided, however, that if (i) representation of such indemnified party by the same counsel would present a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party, then in the case of clauses (i) and (ii) of this Section 6(c) such indemnifying party and counsel for each indemnifying party or parties shall not be entitled to assume such defense. If either (A) an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence or (B) an indemnifying party is entitled under the preceding sentence to assume the defense of such action but fails to do so in accordance with the provisions of this paragraph within a reasonable time after the indemnifying party was given notice of commencement of the action, then, in either case: (x) counsel selected by the indemnified party or parties shall be entitled to conduct such defense and (y) such indemnifying party or parties must reimburse all the fees and expenses of such counsel for the indemnified party or parties as they are incurred. Notwithstanding the preceding sentence, the indemnifying party or parties may participate, at its own expense, in the defense of any such action. If an indemnifying party assumes the defense of such action, in accordance with and as permitted by the provisions of this paragraph, such indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one firm of attorneys (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Such firm of attorneys shall be designated in writing, in the case where the indemnified parties are any of the parties indemnified pursuant to Section 6(a) above, by Legg Mason and, in the case where the indemnified parties are any of the parties indemnified pursuant to Section 6(b) above, by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 of this Agreement (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to the extent specified in this Section 6 to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                 (d) Settlement without Consent if Failure to Reimburse. Notwithstanding the last sentence of Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                 SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                 The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses but after deducting the compensation paid to the Underwriters pursuant to Section 2(c) of this Agreement) received by the Offerors and the total commission received by the Underwriters, bear to the aggregate initial offering price of the Preferred Securities.

                 The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                 Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which that Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 For purposes of this Section 7, each controlling person and the respective partners, directors, officers, employees and agents of any Underwriter or any controlling person of any Underwriter shall have the same rights to contribution as that Underwriter, and each officer and director of the Company, and each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Company shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are not joint but several in proportion to the number of Securities set forth against their respective names in Schedule A to this Agreement.

                 SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Preferred Securities to the Underwriters.

                 SECTION 9.  Termination of Agreement.

                          (a)     Termination; General.  The Underwriters may
terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal, Texas or New York authorities.

                          (b)     Liabilities.  If this Agreement is terminated
pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 of this Agreement, and provided further that Sections 1, 6 and 7 of this Agreement shall survive such termination and remain in full force and effect.

                 SECTION 10. Default by One or More of the Underwriters. If one of the Underwriters fails at the Closing Time or a Date of Delivery to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriter shall have the right, within 24 hours of the Closing Time, to make arrangements for it or any person(s) selected by it as substitute Underwriter(s) to purchase all or some of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriter. No action taken pursuant to this Section 10 shall relieve the defaulting Underwriter from liability in respect of its default.
If any such default does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time or Date of Delivery for a period not exceeding five days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. In this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.


                 SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Legg Mason Wood Walker Incorporated, 1747 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention:
________________, Managing Director, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention:
Vincent T. Pisano, Esq. Notices to the Offerors shall be directed to Sterling Bancshares, Inc., 15000 Northwest Freeway, Suite 200, Houston, Texas 77040,
Attention: Michael A. Roy, with a copy to Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston Texas 77002, Attention: G. Michael O'Leary, Esq.

                 SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 1, 6 and 7 of this Agreement and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH OF THE COMPANY AND THE TRUST HEREBY IRREVOCABLY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BY ANY UNDERWRITER, OR ITS SUCCESSORS, CONTROLLING PERSONS, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY; (B) WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION; AND (C) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND THE TRUST IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THIS SECTION 13 SHALL NOT PRECLUDE ANY SUIT, ACTION OR PROCEEDING BY THE COMPANY OR THE TRUST AGAINST ANY UNDERWRITER OR ITS SUCCESSORS, CONTROLLING PERSONS, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS RELATED TO THIS AGREEMENT IN ANY OTHER COURT OF COMPETENT JURISDICTION.

                 SECTION 14. Effect of Headings. The Article and Section headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Offerors in accordance with its terms.

                                  Very truly yours,

                                  STERLING BANCSHARES, INC.


                                  By
                                     -------------------------------------------
                                      Title:


                                  STERLING BANCSHARES CAPITAL TRUST I


                                  By
                                     -------------------------------------------
                                      Title: Administrative Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEGG MASON WOOD WALKER INCORPORATED
STIFEL, NICOLAUS & COMPANY
acting on behalf of themselves


By:__________________________________

LEGG MASON WOOD WALKER INCORPORATED


By:__________________________________
   Authorized Signatory

                                   SCHEDULE A


     Capital                                                        Number of Preferred
Name of Underwriter                                                     Securities
-------------------                                                 -------------------
Legg Mason Wood Walker Incorporated
Stifel, Nicolaus & Company

                                                                         ---------
                          Total:                                         1,000,000

                                                                      EXHIBIT A


[Form of Opinion of Andrews & Kurth L.L.P. ("A&K"), counsel for the Offerors, pursuant to Section 5(c)]

        "Agreements and Instruments" may be defined in the A&K Opinion to mean the documents exhibited to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

        [R]: indicates where A&K may rely, to the extent A&K deem proper, upon the opinion of the Company's General Counsel delivered pursuant to Section 5(a) (the "G.C. Opinion") or certificates of officers of the Company and its subsidiaries or of Trustees of the Trust.

        1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has full corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectus and to enter into and perform its obligations under each of the Operative Documents to which it is a party. Each of the Company and Sterling Bancorporation, Inc., a second-tier bank holding company incorporated under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act.

        2. (i) The Bank is duly organized and validly existing as a Texas state chartered banking association and continues to do business as such and has full power and authority to conduct business as such in each jurisdiction in which its banking business is conducted; and (ii) each of the Company's subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus.

        3. The Company and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of its ownership or leasing of property or conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

        4. Except as otherwise disclosed in the Registration Statement or Prospectus, all of the issued and outstanding capital stock of the Company's subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind, and none of such outstanding shares of capital stock was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any such subsidiary or under [in the case of the G.C. Opinion] any agreement to which the Company or any of its subsidiaries is a party [and in the case of the A&K Opinion] the Agreements and Instruments.

        5. At the date indicated (i) the outstanding capital stock of the Company consists of 7,966,222 shares of common stock, par value $1.00 per share, and 88,380 shares of preferred stock, par value $1.00 per share [R],
(ii) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and
(iii) the stockholders of the Company have no preemptive rights [in the case of the A&K Opinion] under the charter and by-laws of the Company.

         6. Each of the Operative Documents has been duly authorized, executed, and delivered by the Company and the Trust, as applicable, and constitutes a valid and binding agreement of the Company and the Trust, as applicable, enforceable against the Company and the Trust, as applicable, in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions. The Indenture has been duly qualified under the 1939 Act.

        7. The Subordinated Debentures have been duly authorized for issuance by the Company, and the Subordinated Debentures, when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with the Debenture Subscription Agreement will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

        8. The conditions precedent set forth in the Indenture to authentication by the Trustee of the Subordinated Debentures to be issued to the Trust have been complied with [R].

        9. Each of the Preferred Securities Guarantee and the Common Securities Guarantee has been duly authorized by the Company, and each of the Preferred Securities Guarantee and the Common Securities Guarantee has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions. The Preferred Stock Securities Guarantee has been duly qualified under the 1939 Act.




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
        10. [In the case of the G.C. Opinion only] Neither the Company nor any of its subsidiaries is in default in the performance of any of the Agreements and Instruments, except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect.

        11. The execution and delivery of each of the Operative Documents by the Trust or the Company, as applicable, the issuance, sale and delivery of the Preferred Securities, the Subordinated Debentures, the Preferred Securities Guarantee and the Common Securities Guarantee and the consummation by the Company and the Trust, as applicable, of the transactions contemplated by the Operative Documents: (A) do not and will not violate or result in any violation of the charter or by-laws of the Company or any of the Company's subsidiaries, and (B) do not and will not violate or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of, any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind upon any property or assets of the Company, the Trust or any of the Company's subsidiaries under (i) any of the Agreements and Instruments, (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Trust, any of the Company's subsidiaries or any of their respective properties, including, without limitation, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, or
(iii) the Certificate of Trust or the Declaration.

        12. To our knowledge, there are no statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required [R] [in the case of the G.C. Opinion:], nor any contracts or documents of a character required to be described or referred to in the Prospectus that are not described or referred to as required.

        13. The statements in the Prospectus under the captions "Sterling Bancshares Capital Trust I," "Description of Preferred Securities," "Description of Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee," to the extent such statements constitute matters of law or legal conclusions, have been reviewed by us and are accurate and fairly present the information disclosed therein in all material respects.

        14. [In the case of the G.C. Opinion] The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts, and other documents therein described are accurate in all material respects and fairly discuss in all material respects the information required to be shown.




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
[In the case of the A&K Opinion] To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         15. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which [we] [I] need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

         16. The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel shall express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission and as of the date of the Underwriting Agreement, complied as to form in all material respects to the requirements of the 1934 Act and 1934 Act Regulations.

         17. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of [our] [my] knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         18. Neither the Trust nor the Company is, or immediately following consummation of the transactions contemplated by the Underwriting Agreement and the application of the net proceeds as described in the Prospectus under "Use of Proceeds" will be, an "investment company" or an entity "controlled" by an "investment company" (as such terms are defined in the 1940 Act) and neither the Company nor the Trust is required to be registered as an "investment company" under the 1940 Act.

         19. The Trust has been duly created and is validly existing and in good standing as a statutory business trust under the Delaware Act.

         20. Under the Delaware Act and the Declaration, the Trust has the power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party, (ii) issue and perform its obligations under the Preferred Securities and the Common Securities,
(iii) purchase and hold the Subordinated Debentures and (iv) own property and conduct its business as described in the Prospectus; to our knowledge the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus[; and the Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation].

         21. To our knowledge, the Trust is not in violation of the Trust Certificate or the Declaration, and neither the Company nor any Designated Subsidiary is in violation of its charter or bylaws; to our knowledge none of the Trust, the Company or any subsidiary of the Company is in default in the performance of any of the Agreements and Instruments, except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect [R].

         22. The Declaration has been duty authorized, executed and delivered by the Administrative Trustees, constitutes a valid and binding obligation of the Administrative Trustees and, assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, is enforceable against the Administrative Trustees in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions. The Declaration has been duly qualified under the 1939 Act.

         23. The Preferred Securities have been duly authorized for issuance by the Trust, and when duly issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with the Underwriting Agreement, will represent fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions. The form of certificate used to evidence the Preferred Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

         24. The issuance of the Preferred Securities is not subject to preemptive rights under the Delaware Act or the Declaration.




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


         25. The holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. Such counsel may bring to the attention of the Underwriters in this paragraph, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Preferred Securities and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

         26. The Common Securities have been duly authorized for issuance by the Trust and, when issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with the Common Securities Subscription Agreement, will be validly issued, representing undivided beneficial ownership interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive rights under the Delaware Act or the Declaration.

         27. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency having jurisdiction over the Company, the Trust, the Company's subsidiaries, or their respective properties, including, without limitation, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, is necessary or required for the performance by the Company or the Trust of their obligations under the Operative Documents, as applicable, or the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Offerors, representatives of the independent public accountants for the Offerors, and the Underwriters at which the contents of the Prospectus (including the documents incorporated therein by reference) and related matters were discussed and, on the basis of the foregoing, no facts have come to the attention of such counsel that would lead such counsel to believe that the Registration Statement or any amendment to the Registration Statement, including the Rule 430A Information and Rule 434 Information (if applicable) and the documents incorporated therein by reference(, except for the financial statements and schedules and other financial information included therein, incorporated by reference therein or excluded therefrom, as to which such counsel need express no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which [we] [I] need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




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